UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2007

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This amendment to the Current Report on Form 8-K of Fifth Third Bancorp filed on the morning of August 16, 2007 is being provided solely for the purpose of correcting the following:

Exhibit 99.1

•

The original press release indicates that the expected dilutive impact to Fifth Third’s 2008 earnings per share is approximately two percent; the expected dilutive impact to 2008 earnings per share is instead approximately one percent. The expected dilutive impact to earnings per share of $0.03 is presented accurately in Exhibit 99.2 to the original 8-K filing.

•	The original press release indicates that the core deposit premium of the transaction is approximately 32%; the core deposit premium is instead approximately 27%.

Exhibit 99.2

•	In the slide entitled “Attractive transaction comparables,” the core deposit premium of the transaction is approximately 32.2%. The core deposit premium is instead 26.9%.

•

In the slide entitled “EPS accretive transaction,” footnote 3 indicates that the calculations assume a total core deposit base of $2.3 billion; the actual assumption used was $2.7 billion. This does not affect any other calculations in the presentation (notably the intangibles amortization calculation, which used $2.7 billion of core deposits).

Item 9.01	Financial Statements and Exhibits

(c) Exhibits:

99.1	Press release dated August 16, 2007, as amended

99.2	Website presentation dated August 16, 2007, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

August 17, 2007	/s/ Christopher G. Marshall
Christopher G. Marshall Executive Vice President and Chief Financial Officer